UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 14, 2005
WINTRUST FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Illinois (State or other jurisdiction of Incorporation)	0-21923 (Commission File Number)	36-3873352 (I.R.S. Employer Identification No.)

727 North Bank Lane Lake Forest, Illinois (Address of principal executive offices)	60045 (Zip Code)
Registrant’s telephone number, including area code (847) 615-4096
Not Applicable
(Former name or former address, if changed since last year)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
On December 14, 2005, Wintrust Financial Corporation (the “Company”) amended and restated that certain Second Amended and Restated Loan Agreement between the Company and LaSalle Bank National Association (“LaSalle”) dated as of April 30, 2003, as amended, by entering into the Credit Agreement (the “Credit Agreement”), dated as of November 1, 2005, among the Company, the various financial institutions party thereto (the “Lenders”) and LaSalle, as Administrative Agent, which is effective as of November 1, 2005. The amendment was entered into for the primary purpose of adding the Lenders as parties and did not alter the borrowing capacity of the Company or modify the interest rate or maturity date. A copy of the Credit Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information provided in Item 1.01 is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.

Exhibit No.	Description
10.1	Credit Agreement, dated as of November 1, 2005, among Wintrust Financial Corporation, the various financial institutions party thereto and LaSalle Bank National Association, as Administrative Agent.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINTRUST FINANCIAL CORPORATION (Registrant)
By:	/s/ David L. Stoehr
David L. Stoehr
Executive Vice President and Chief Financial Officer

Date: December 14, 2005

EXHIBIT INDEX

Exhibit No.	Description
10.1	Credit Agreement, dated as of November 1, 2005, among Wintrust Financial Corporation, the various financial institutions party thereto and LaSalle Bank National Association, as Administrative Agent.